--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                            ------------------------

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               FEBRUARY 25, 1999

                                   GEOCITIES
             (Exact Name of Registrant as Specified in its Charter)

                            ------------------------

                                           DELAWARE
                                 (State or Other Jurisdiction
                                              of
                                       Incorporation or
                                        Organization)
           0-22815                                                 95-4515867
    (Commission File No.)                                       (I.R.S. Employer
                                                                 Identification
                                                                      No.)

                 4499 GLENCOE AVENUE, MARINA DEL REY, CA 90292
              (Address of Principal Executive Offices) (Zip Code)

                                 (310) 827-3700
              (Registrant's Telephone Number, Including Area Code)

              1918 MAIN STREET, SUITE 300, SANTA MONICA, CA 90405
         (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

    This current report on Form 8-K reports a restatement of the Company's financial statements for the years ended December 31, 1996 and 1997, to reflect the non-cash accrual of 7% dividend on its previously outstanding mandatory redeemable convertible preferred stock. Upon GeoCities' initial public offering in August 1998, the mandatory redeemable convertible preferred stock (and accrued dividends) by its terms converted into common stock and ceased accruing a dividend, and no previously accrued dividend was or will be required to be paid. The restatement had no effect on the previously reported net loss in the Company's statements of operations for any periods presented.

    Based on the then advice of its auditors, the Company did not previously record the dividend, as payment of the dividend was considered unlikely in light of the fact that the Company had undertaken an initial public offering in which the preferred stock would automatically convert into common stock. Upon reconsideration, the Company's auditors now believe and have advised the Company that accrual of the dividend was the appropriate accounting treatment and is consistent with current Securities and Exchange Commission accounting policies. Toward that end, GeoCities is also amending the nine-month and three-month financial statements included in its Form 10-Q for the period ended September 30, 1998 and 1997, to reflect the interest accrual.

    The effect of the restatement is to increase the historical basic and diluted net loss per share applicable to common stockholders from ($1.15) to ($1.19) and from ($3.40) to ($3.72) for the years ended December 31, 1996 and 1997, respectively. The restatement increases historical basic and diluted net loss per share applicable to common stockholders from ($2.24) to ($2.45) and from ($1.19) to ($1.36) for the nine months ended September 30, 1997 and 1998, respectively, and from ($.88) to ($.94) and from ($.18) to ($.19) for the three months ended September 30, 1997 and 1998, respectively. As mentioned above, as no interest was required to be paid, the restatement does not affect previously reported cash flows for any period. Moreover, since the mandatory redeemable convertible preferred stock is no longer outstanding, the restatement noted above will have no effect on future periods. The restatement also has no effect on previously reported pro forma basic or diluted net loss per share.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
GEOCITIES FINANCIAL STATEMENTS (RESTATED)

Report of Independent Accountants..........................................................................          4

Balance Sheets at December 31, 1996 and 1997...............................................................          5

Statements of Operations for each of the three years in the period ended December 31, 1997.................          6

Statements of Stockholders' Equity (Deficiency) for each of the three years in the period ended December
  31, 1997.................................................................................................          7

Statements of Cash Flows for each of the three years in the period ended December 31, 1997.................          8

Notes to Financial Statements..............................................................................          9

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of GeoCities

    We have audited the accompanying balance sheets of GeoCities (the "Company") as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GeoCities as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

    As discussed in Note 2, the accompanying financial statements for 1996 and 1997 have been restated to reflect accretion on the Company's mandatory redeemable convertible preferred stock.

PRICEWATERHOUSECOOPERS LLP

Woodland Hills, California
June 2, 1998, except for the effects

  of the stock split described in
  Note 2, as to which the date is
  July 21, 1998 and the restatement
  portion of Note 2 as to which the
  date is February 19, 1999

                                   GEOCITIES

                                 BALANCE SHEETS

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1996          1997
                                                                                       ------------  -------------
                                                      ASSETS

Current assets:
  Cash and cash equivalents..........................................................   $   33,000   $   3,785,000
  Accounts receivable, less allowance for doubtful accounts of $0 and $98,000 for
    1996 and 1997, respectively......................................................      262,000       1,206,000
  Prepaids and other current assets..................................................       57,000         403,000
  Subscription receivable............................................................       --          25,000,000
                                                                                       ------------  -------------
    Total current assets.............................................................      352,000      30,394,000
Property and equipment, net..........................................................      879,000       1,216,000
Deposits.............................................................................      217,000         613,000
Other assets.........................................................................       --             645,000
                                                                                       ------------  -------------
    Total assets.....................................................................   $1,448,000   $  32,868,000
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
  Accounts payable...................................................................   $  397,000   $   1,036,000
  Accrued expenses and other current liabilities.....................................      199,000       2,289,000
  Deferred revenue...................................................................      110,000         225,000
  Capital lease obligations, current portion.........................................      188,000         393,000
  Note payable                                                                           1,100,000        --
                                                                                       ------------  -------------
    Total current liabilities........................................................    1,994,000       3,943,000
Capital lease obligations, net of current portion....................................      437,000         183,000
Related party note payable...........................................................       --             651,000
                                                                                       ------------  -------------
                                                                                         2,431,000       4,777,000
Commitments and contingencies (Note 7)
Series A, B, C, D, E and F mandatory redeemable convertible preferred stock, $0.001 par value; authorized 16,245,000 and 26,526,000 shares in 1996 and 1997: issued and outstanding, 6,008,000 and 22,230,000 shares in 1996 and 1997; liquidation
  preference of approximately $2,100,000 and $39,129,000 at 1996 and 1997............    2,168,000      38,137,000
Stockholders' equity (deficiency):
  Convertible preferred stock, $.001 par value; 1,200,000 shares authorized, issued
    and outstanding..................................................................      386,000        --
  Common stock, par value $0.001; authorized 40,000,000 and 60,000,000 shares in 1996 and 1997; issued and outstanding 2,617,000 and 2,641,000 shares in 1996 and 1997,
    respectively.....................................................................       43,000          49,000
  Additional paid-in capital.........................................................      (82,000)      2,966,000
  Unearned compensation..............................................................       --            (660,000)
  Accumulated deficit................................................................   (3,498,000)    (12,401,000)
                                                                                       ------------  -------------
    Total stockholders' equity (deficiency)..........................................   (3,151,000)    (10,046,000)
                                                                                       ------------  -------------
    Total liabilities and stockholders' equity (deficiency)..........................   $1,448,000   $  32,868,000
                                                                                       ------------  -------------
                                                                                       ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                   GEOCITIES

                            STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                          1995           1996            1997
                                                                      -------------  -------------  --------------
Net revenues........................................................  $      46,000  $     314,000  $    4,582,000
Cost of revenues....................................................        103,000        788,000       4,634,000
                                                                      -------------  -------------  --------------
    Gross profit (loss).............................................        (57,000)      (474,000)        (52,000)
Operating expenses:
  Sales and marketing...............................................        117,000        764,000       5,045,000
  Product development...............................................         72,000        475,000       1,021,000
  General and administrative........................................        233,000      1,252,000       2,901,000
                                                                      -------------  -------------  --------------
Loss from operations................................................       (479,000)    (2,965,000)     (9,019,000)
Other income (expense):
  Interest income...................................................       --               19,000         238,000
  Interest and other expense........................................         (2,000)       (59,000)       (121,000)
                                                                      -------------  -------------  --------------
Loss before provision for income taxes..............................       (481,000)    (3,005,000)     (8,902,000)
Provision for income taxes..........................................         (1,000)        (1,000)         (1,000)
                                                                      -------------  -------------  --------------
Net loss............................................................  $    (482,000) $  (3,006,000) $   (8,903,000)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------

Historical basic and diluted net loss per share applicable to common
  stockholders                                                        $       (0.11) $       (1.19) $        (3.72)
Historical weighted average shares outstanding used in basic and
  diluted per share calculation.....................................      4,431,000      2,617,000       2,620,000

Pro forma basic and diluted net loss per share......................                                $        (0.36)
Pro forma weighted average shares outstanding used in basic and
  diluted per share calculation.....................................                                    24,850,000

   The accompanying notes are an integral part of these financial statements.

                                   GEOCITIES

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                  CONVERTIBLE
                                                PREFERRED STOCK           COMMON STOCK       ADDITIONAL
                                             ----------------------  ----------------------    PAID-IN       UNEARNED
                                               SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL     COMPENSATION
                                             -----------  ---------  -----------  ---------  -----------  --------------
Balance at December 31, 1994...............

Issuance of common stock...................                            4,906,000  $  49,000

Issuance of common stock for services......                               52,000     17,000

Issuance of Series C convertible preferred
  stock in exchange for common stock and
  note payable.............................    1,200,000  $ 386,000   (2,341,000)   (23,000) $    23,000

Net loss...................................      --          --          --          --          --
                                             -----------  ---------  -----------  ---------  -----------  --------------

Balance at December 31, 1995...............    1,200,000    386,000    2,617,000     43,000       23,000        --

Accretion of mandatory redeemable
  convertible preferred stock..............      --          --          --          --         (105,000)       --

Net loss...................................      --          --          --          --          --             --
                                             -----------  ---------  -----------  ---------  -----------  --------------

Balance at December 31, 1996...............    1,200,000    386,000    2,617,000     43,000      (82,000)       --

Additional paid-in capital related to
  issuance of Series E mandatory redeemable
  convertible preferred stock for cash.....      --          --          --          --        3,196,000        --

Conversion of Series C convertible
  preferred stock to mandatory redeemable
  convertible preferred stock..............   (1,200,000)  (386,000)     --          --          --             --

Exercise of stock options..................      --          --           24,000      6,000      --             --

Unearned compensation related to stock
  options granted..........................      --          --          --          --          684,000   $   (684,000)

Compensation related to stock options
  vesting..................................      --          --          --          --          --              24,000

Accretion of mandatory redeemable
  convertible preferred stock..............      --          --          --          --         (832,000)       --

Net loss...................................
                                             -----------  ---------  -----------  ---------  -----------  --------------

Balance at December 31, 1997...............      --          --        2,641,000  $  49,000  $ 2,966,000   $   (660,000)
                                             -----------  ---------  -----------  ---------  -----------  --------------
                                             -----------  ---------  -----------  ---------  -----------  --------------

                                                                TOTAL
                                                            STOCKHOLDERS'
                                              ACCUMULATED      EQUITY
                                                DEFICIT     (DEFICIENCY)
                                             -------------  -------------
Balance at December 31, 1994...............  $     (10,000)  $   (10,000)
Issuance of common stock...................       --              49,000
Issuance of common stock for services......       --              17,000
Issuance of Series C convertible preferred
  stock in exchange for common stock and
  note payable.............................       --             386,000
Net loss...................................       (482,000)     (482,000)
                                             -------------  -------------
Balance at December 31, 1995...............       (492,000)      (40,000)
Accretion of mandatory redeemable
  convertible preferred stock..............       --            (105,000)
Net loss...................................     (3,006,000)   (3,006,000)
                                             -------------  -------------
Balance at December 31, 1996...............     (3,498,000)   (3,151,000)
Additional paid-in capital related to
  issuance of Series E mandatory redeemable
  convertible preferred stock for cash.....       --           3,196,000
Conversion of Series C convertible
  preferred stock to mandatory redeemable
  convertible preferred stock..............       --            (386,000)
Exercise of stock options..................       --               6,000
Unearned compensation related to stock
  options granted..........................       --             --
Compensation related to stock options
  vesting..................................       --              24,000
Accretion of mandatory redeemable
  convertible preferred stock..............       --            (832,000)
Net loss...................................     (8,903,000)   (8,903,000)
                                             -------------  -------------
Balance at December 31, 1997...............  $ (12,401,000)  $(10,046,000)
                                             -------------  -------------
                                             -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                   GEOCITIES

                            STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                           ---------------------------------------
                                                                              1995         1996          1997
                                                                           ----------  ------------  -------------
Cash flows from operating activities:
  Net loss...............................................................  $ (482,000) $ (3,006,000) $  (8,903,000)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization........................................       7,000       188,000        431,000
    Issuance of common stock for services................................      17,000       --            --
    Issuance of warrant related to note payable..........................      --           --              51,000
    Deferred compensation earned.........................................      --           --              24,000
    Bad debt reserve.....................................................      --           --              98,000
    Changes in operating assets and liabilities:
      Accounts receivable................................................      (7,000)     (255,000)    (1,042,000)
      Prepaids and other current assets..................................      12,000       (56,000)      (346,000)
      Deposits and other assets..........................................      --          (214,000)      (396,000)
      Accounts payable...................................................      90,000       309,000        639,000
      Accrued expenses and other liabilities.............................      37,000       162,000      2,095,000
      Deferred revenue...................................................      --           110,000        115,000
                                                                           ----------  ------------  -------------
        Net cash used in operating activities............................    (326,000)   (2,762,000)    (7,234,000)
                                                                           ----------  ------------  -------------

Cash flows from investing activities:
  Purchase of property and equipment.....................................     (69,000)     (130,000)      (674,000)
  Investment in affiliate................................................      --           --            (645,000)
                                                                           ----------  ------------  -------------
        Net cash used in investing activities............................     (69,000)     (130,000)    (1,319,000)
                                                                           ----------  ------------  -------------

Cash flows from financing activities:
  Payments under capital-lease obligations...............................      (2,000)     (239,000)      (143,000)
  Proceeds from exercise of common stock options.........................      49,000       --               6,000
  Repurchase of common stock.............................................                   --            --
  Proceeds from issuance of mandatory redeemable convertible preferred
    stock................................................................                 2,063,000     37,897,000
  Subscription receivable................................................                   --         (25,000,000)
  Due to officer.........................................................     349,000       --            --
  Proceeds from related-party note payable...............................                   --             645,000
  Proceeds from note payable.............................................                 1,100,000       --
  Repayment on note payable..............................................                   --          (1,100,000)
                                                                           ----------  ------------  -------------
        Net cash provided by financing activities........................     396,000     2,924,000     12,305,000
                                                                           ----------  ------------  -------------
        Increase in cash and cash equivalents............................      --            32,000      3,752,000
Cash and cash equivalents, beginning of year.............................      --             1,000         33,000
                                                                           ----------  ------------  -------------
Cash and cash equivalents, end of year...................................  $    1,000  $     33,000  $   3,785,000
                                                                           ----------  ------------  -------------
                                                                           ----------  ------------  -------------
Supplemental disclosure of cash-flow information:
  Cash paid during the period for:
    Interest.............................................................  $    1,000  $     71,000  $      89,000
    Income taxes.........................................................  $    1,000  $      1,000  $       1,000
Supplemental disclosure of non-cash transactions:
  Equipment under capital leases.........................................  $   20,000  $    844,000  $      94,000
  Conversion of Series C convertible preferred stock to mandatory
    redeemable convertible preferred stock...............................                            $     386,000
  Issuance of Series C convertible preferred stock through conversion of amount due to officer................................................  $  386,000

   The accompanying notes are an integral part of these financial statements.

                                   GEOCITIES

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

    GeoCities (the "Company") was incorporated as a California corporation on December 16, 1994, and began operations in 1995. In June 1998, the Board of Directors approved the reincorporation of the Company in the State of Delaware and changed the par value of the Company's common stock. The Company offers a community of personal web sites on the Internet within 40 themed neighborhoods. The Company's main source of revenue is from advertising, along with other revenue streams, including fee-based premium services and commerce. The Company's business is characterized by rapid technological change, new product development and evolving industry standards.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    RESTATEMENT

    In February 1999, the Company restated its financial statements for the years ended December 31, 1996 and 1997, to reflect accretion on its mandatory redeemable convertible preferred stock (see Note 8 of Notes to the Financial Statements). The effect of this restatement was to increase the previously reported historical basic and diluted net loss per share applicable to common stockholders from $(1.15) to $(1.19) and $(3.40) to $(3.72) for the years ended December 31, 1996 and 1997, respectively. The restatement had no effect on the previously reported net loss in the Company's statements of operations and cash flows for any periods presented and has no impact on the previously reported pro forma net loss per share for the year ended December 31, 1997. This restatement also had the following effects:

                                                         AS PREVIOUSLY REPORTED              AS RESTATED
                                                              DECEMBER 31,                  DECEMBER 31,
                                                      ----------------------------  -----------------------------
                                                          1996           1997           1996            1997
                                                      -------------  -------------  -------------  --------------
Series A, B, C, D, E and F mandatory redeemable
  convertible preferred stock.......................  $   2,063,000  $  37,200,000  $   2,168,000  $   38,137,000
                                                      -------------  -------------  -------------  --------------
Additional paid-in capital..........................  $      23,000  $   3,903,000  $     (82,000) $    2,966,000
                                                      -------------  -------------  -------------  --------------
Total stockholders' equity (deficiency).............  $  (3,046,000) $  (9,109,000) $  (3,151,000) $  (10,046,000)
                                                      -------------  -------------  -------------  --------------

    This restatement does not affect previously reported cash flows for each of the years ended December 31, 1996 or 1997. Upon the closing of the Company's initial public offering in August 1998, all of the mandatory redeemable preferred stock converted into common stock and ceased accruing a dividend; no previously accrued dividend was required to be paid.

    USE OF ESTIMATES

    In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                                   GEOCITIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    At December 31, 1996 and 1997, certificates of deposit totaling approximately $0 and $255,000, respectively, were used to collateralize certain of the Company's lease obligations, and have been included in deposits on the balance sheet.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, ranging from three to five years. Leasehold improvements and equipment under capital leases are amortized over the shorter of the estimated useful life or the life of the lease. Useful lives are evaluated regularly by management in order to determine recoverability in light of current technological conditions. Maintenance and repairs are charged to expense as incurred while renewals and improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation or amortization, with any resulting gain or loss included in the Statement of Operations.

    LONG-LIVED ASSETS

    The Company identifies and records impairment losses on long-lived assets when events and circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

    COMPUTATION OF HISTORICAL NET LOSS PER SHARE AND PRO FORMA NET LOSS PER
     SHARE

    The Company calculates net loss per share in accordance with SFAS No. 128, "Computation of Earnings Per Share." In accordance with SFAS No. 128, basic earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of the mandatory redeemable convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is anti-dilutive. Pursuant to SEC Staff Accounting Bulletin No. 98, common stock and convertible preferred stock issued for nominal consideration, prior to the effective date of the IPO, are required to be included in the calculation of basic and diluted net loss per share, as if they were outstanding for all periods presented. To date, the Company has not had any issuances or grants for nominal consideration.

    Diluted net loss per share for the years ended December 31, 1995, 1996, and 1997, does not include the effect of options to purchase 777,000, 1,113,000, and 4,605,000 shares of common stock, respectively, and 0, 0, and 20,304 common stock warrants, respectively, or 0, 6,008,000, and 22,230,000 shares of mandatory redeemable convertible preferred stock on an "if converted" basis, respectively, as the effect of their inclusion is antidilutive during each period.

    Pro forma net loss per share for the year ended December 31, 1997, assumes that the common stock issuable upon conversion of the outstanding mandatory redeemable convertible preferred stock had been outstanding during each such period.

                                   GEOCITIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The following table sets forth the computation of basic and diluted net loss per share for the periods indicated:

                                                                                       YEAR ENDED
                                                                                      DECEMBER 31,
                                                                      --------------------------------------------
                                                                           1995           1996           1997
                                                                      --------------  -------------  -------------
Net loss............................................................  $     (482,000) $  (3,006,000) $  (8,903,000)
Accretion of mandatory redeemable convertible preferred stock.......              --       (105,000)      (832,000)
                                                                      --------------  -------------  -------------
Net loss applicable to common stockholders..........................  $     (482,000) $  (3,111,000) $  (9,735,000)
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------
  Weighted average shares...........................................       4,431,000      2,617,000      2,620,000
  Basic and diluted net loss per share applicable to common
    stockholders....................................................  $        (0.11) $       (1.19) $       (3.72)
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------
Pro Forma Presentation:
Net loss applicable to common stockholders..........................                                 $  (9,735,000)
Accretion of mandatory redeemable convertible preferred stock.......                                       832,000
                                                                                                     -------------
  Net loss..........................................................                                 $  (8,903,000)
                                                                                                     -------------
                                                                                                     -------------
Shares used above...................................................                                     2,620,000
Pro forma adjustment to reflect weighted effect of assumed
  conversion of mandatory redeemable convertible preferred stock....                                    22,230,000
                                                                                                     -------------
Shares used in computing pro forma basic and diluted net loss per
  share.............................................................                                    24,850,000
                                                                                                     -------------
                                                                                                     -------------
Pro forma basic and diluted net loss per share......................                                 $       (0.36)
                                                                                                     -------------
                                                                                                     -------------

    STOCK-BASED COMPENSATION

    The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price.

    INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                                   GEOCITIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    REVENUE RECOGNITION

    The Company's revenues are derived principally from the sale of banner advertisements under short-term contracts; advertising rates are dependent on whether the impressions are for general rotation throughout the Company's web site or premier targeted audiences and properties within specific areas of the Company's web site. To date, the duration of the Company's advertising commitments has generally averaged from one to two months. In December 1997, the Company also began selling a combination of sponsorship and banner advertising campaign contracts to select premier commerce partners. In general, these premier commerce partner contracts have longer terms than standard banner advertising contracts (generally up to one year) and involve some integration with the Company's web site. Advertising revenues on both banner and premier commerce partner contracts are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Company's online properties.

    In addition to advertising revenues, the Company derives revenues from its GeoPlus program, a premium service for its members (introduced in late 1996) and GeoShops, a commerce service for its members (introduced in March 1998). These services require the payment of monthly fees by the customers; revenues are recognized on a monthly basis as the fees become due. GeoPlus revenues accounted for 4% and 7% of revenues for the years ended December 31, 1996 and 1997, respectively; to date, revenues from GeoShops have not been significant. The Company also has revenue sharing agreements with its premier commerce partners. These revenues are recognized by the Company upon notification by the premier commerce partners of revenues earned by the Company, and to date, have not been significant.

    Barter transactions are recorded at the fair value of the goods or services received or the estimated fair value of the advertisements given, whichever is more readily determinable in the circumstances. To date, barter transactions have not been significant.

PRODUCT DEVELOPMENT

    Product development costs are expensed as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and amounted to approximately $66,000, $196,000, and $1,742,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                                   GEOCITIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income generally represents all changes in stockholders' equity during the period except those resulting from investments by, or distributions to, stockholders. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier periods presented. SFAS No. 130 had no impact on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that a public enterprise reports information about operating segments in its annual financial statements, and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier periods presented. Management is currently evaluating the requirements of SFAS No. 131.

    STOCK SPLIT

    In January 1996, September 1997 and July 1998, the Company authorized and implemented 1,443-for-one, two-for-one, and two-for-one stock splits. The share information in the accompanying financial statements has been retroactively restated to reflect the effect of these stock splits.

3. CONCENTRATION OF CREDIT RISK:

    Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments and trade accounts receivable. The Company maintains cash and cash equivalents with various domestic financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. From time to time, the Company's cash balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits.

    The Company's customers are concentrated in the United States. The Company performs ongoing credit evaluations, generally does not require collateral and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information; to date, such losses have been within management's expectations.

    For the year ended December 31, 1996, two customers accounted for approximately 14% and 10%, respectively, of all revenues generated by the Company and 18% and 0%, respectively, of accounts receivable at December 31, 1996.

    For the year ended December 31, 1997, one customer accounted for 12% of all revenues generated by the Company, and 12% of accounts receivable at December 31, 1997.

                                   GEOCITIES

4. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                                                  DECEMBER 31,  DECEMBER 31,
                                                                      1996          1997
                                                                  ------------  -------------
Computer equipment, including assets under capital leases of
  $672,000 and $766,000 for 1996 and 1997, respectively.........   $  794,000   $   1,399,000
Furniture and fixtures, including assets under capital leases of
  $172,000 and $172,000 for 1996 and 1997, respectively.........      200,000         292,000
Leasehold improvements..........................................       80,000         151,000
                                                                  ------------  -------------
                                                                    1,074,000       1,842,000
Less, accumulated depreciation and amortization, including
  amounts related to assets under capital leases of $145,000 and
  $459,000 for 1996 and 1997, respectively......................     (195,000)       (626,000)
                                                                  ------------  -------------
    Total.......................................................   $  879,000   $   1,216,000
                                                                  ------------  -------------
                                                                  ------------  -------------

5. RELATED-PARTY TRANSACTIONS:

    On November 6, 1997, the Company and SOFTBANK Corporation of Japan ("SOFTBANK"), the parent company of an investor in the Company, formed a joint venture called GeoCities Japan Corporation ("GeoCities Japan") to create and manage a Japanese version of GeoCities. In accordance with the joint venture agreement ("Agreement"), the Company purchased 40% of GeoCities Japan for approximately $645,000 and licensed certain intellectual properties for the purpose of localizing the Japanese version of GeoCities to GeoCities Japan. The Agreement remains in effect perpetually, provided that, if as of April 1, 2001, or any April 1 thereafter; (i) GeoCities Japan has sustained net losses for the four consecutive fiscal quarters, and (ii) GeoCities and SOFTBANK differ with respect to the future business plan of GeoCities Japan, then each party shall have the right to terminate the Joint Venture with 90-days notice.

    The Company's investment of approximately $645,000 was funded through a loan from SOFTBANK. Pursuant to the terms of the loan agreement, the loan bears interest at 5.5% per annum and is repayable upon occurrence of a Significant Financing Event, which is defined as a non-U.S. IPO or private placement that raises at least 1.5 billion yen for GeoCities Japan. In the event that GeoCities Japan does not have a Significant Financing Event on or prior to March 31, 2000, SOFTBANK will forgive the repayment of the loan. Interest expense and accrued interest for the year ended December 31, 1997, were each $6,000.

    In consideration of the licenses granted, GeoCities Japan is required to pay the Company an amount equal to 3% of total revenue obtained by GeoCities Japan within 30 days of the end of each quarter. The license expires 20 years from the date of the Agreement, unless the Agreement is terminated earlier. Upon termination, GeoCities Japan will cease to use and distribute all licensed properties. Royalty payments for the year ended December 31, 1997, were not significant.

                                   GEOCITIES

5. RELATED-PARTY TRANSACTIONS: (CONTINUED)
    The investment is being accounted for under the equity method and is included in other assets at December 31, 1997. The loss on affiliate recorded for the year ended December 31, 1997, was not significant.

    Advertising revenues at December 31, 1997, include $107,000 in revenues received from an entity that is controlled by a significant shareholder of the Company. At December 31, 1997, such amounts had been collected.

    In April 1998, the Company approved a loan of $100,000 to an officer/director of the Company.

    In December 1997, in conjunction with its financing activities, the Company entered into a one-year distribution and commerce agreement ("Agreement") with Yahoo!, which is automatically renewable for subsequent one-year terms, subject to the right of either party to terminate the relationship at the end of any term with up to 90-days' notice. In connection with the Agreement, Yahoo! also made a minority equity investment in the Company. The Agreement was designed to increase traffic and memberships of both parties in addition to offering GeoCities' Homesteaders an array of free personalized member services on Yahoo!. Under the terms of the Agreement, GeoCities agreed to provide its community-based, Web site and other services for free to registered users of Yahoo!. In addition, Yahoo! agreed to market GeoCities-branded personal publishing programs on select areas throughout Yahoo!, as well as provide a GeoCities-specific programming module on My Yahoo! for GeoCities' Homesteaders. The Agreement did not involve any cash consideration; any revenues related to the Agreement are accounted for in accordance with the Company's barter revenue recognition policy, as appropriate.

6. LINE OF CREDIT:

    In August 1997, the Company executed a $2,000,000 revolving line of credit (the "Line") with a commercial bank. Pursuant to the agreement, the Line matured on December 1, 1998, bears interest at the bank's prime rate of interest, plus 0.50%, (8.5% at December 31, 1997), and is collateralized by substantially all of the Company's assets. The Company is required to comply with certain financial covenants, as defined in the agreement, which include tangible effective net-worth and quick-ratio covenants. In connection with the Line, the Company issued a warrant to the bank to purchase up to 20,304 shares of the Company's common stock at the exercise price of $4.925, which was higher than the then estimated fair market value of a share of the Company's common stock. The exercise price is subject to adjustment in limited situations involving anti-dilution as defined in the agreement. The warrant may be exercised at any time prior to September 22, 2004. The Company has no obligations to repurchase the warrant from the bank.

    In May 1998, the Company negotiated an increase of the Line to $10,000,000, including a $7,000,000 revolving facility for working capital and $3,000,000 lease facility, extended the maturity to December 31, 1999, and reduced the interest rate to prime for the revolving facility and prime plus 0.75% for the lease facility; all other terms substantially remained the same. In addition, the commitment letter also includes a non-revolving line of credit for $3,000,000, which bears interest at the bank's prime rate plus 0.75% per year, and matures on May 12, 1999, if not renewed. At December 31, 1997, there were no borrowings under either agreement.

                                   GEOCITIES

7. COMMITMENTS AND CONTINGENCIES:

    LEASES

    The Company leases its facilities and certain computer and office equipment under noncancelable leases for varying periods through 2002. The Company's lease obligations are collateralized by certain assets of the Company at December 31, 1997. The following are the minimum lease obligations under these leases at December 31, 1997:

                                                                       CAPITAL     OPERATING
                                                                        LEASES       LEASES
                                                                      ----------  ------------
  1998..............................................................  $  443,000  $  1,442,000
  1999..............................................................     172,000     1,038,000
  2000..............................................................      10,000       297,000
  2001..............................................................      --           207,000
  2002..............................................................      --            50,000
                                                                      ----------  ------------
Minimum lease payments..............................................     625,000  $  3,034,000
                                                                                  ------------
                                                                                  ------------
Less: Amount representing interest..................................     (49,000)
                                                                      ----------
Present value of minimum lease payments.............................     576,000
Less: Current portion...............................................     393,000
                                                                      ----------
Long-term portion...................................................  $  183,000
                                                                      ----------
                                                                      ----------

    Rent expense pertaining to operating leases for the years ended December 31, 1995, 1996 and 1997, was approximately $28,000, $229,000 and $1,100,000, respectively.

    EMPLOYMENT AGREEMENTS

    The Company maintains employment agreements with certain of its executive officers. The employment agreements provide for minimum salary levels, incentive compensation and severance benefits, among other items.

    GEOREWARDS PROGRAM

    During 1996, the Company created a marketing program to reward members of the Company's online community ("Homesteaders") for various activities, allowing them to earn GeoPoints. Homesteaders may redeem GeoPoints to upgrade their web site or purchase goods from the Company's GeoStore. At December 31, 1996 and 1997, the Company had accrued $38,000 and $463,000, respectively, for probable future redemption of GeoPoints; these amounts are included in accrued expenses.

    CONTINGENCIES

    From time to time, the Company has been party to various other litigation and administrative proceedings relating to claims arising from its operations in the normal course of business. Management believes that the resolution of these other matters will not have a material adverse effect on the Company's business, results of operations, financial condition or cash flows.

                                   GEOCITIES

8. CAPITALIZATION:

    As of December 31, 1997, the Company had six series of Mandatory Redeemable Convertible Preferred Stock (collectively "Preferred Stock") authorized and outstanding. The holders of the various series of Preferred Stock generally have the same rights and privileges; significant differences are discussed below.

    The holders of the Preferred Stock are entitled to a discretionary noncumulative dividend as specified below which is mandatory in the event of a liquidation (not included in the liquidation preference below), and are entitled to the number of votes equal to the number of shares of common stock that could be converted on the date of the vote. Upon liquidation, the holders of the Preferred Stock receive, prior and in preference to the holders of common stock their liquidation preference plus accrued dividends at the stated rate, from the date of issuance to the date payment is made available. Redemption, at the option of the holders of Preferred Stock, may be elected beginning on January 1, 2001 at which time, the redemption preference plus seven percent per annum, on a cumulative basis is due. At the option of the holders of Preferred Stock, each share of Preferred Stock is convertible at the stated conversion price per share, subject to adjustment as defined in the Certificate of Incorporation.

    During the year ended December 31, 1995, the Company issued 1,200,000 shares of Convertible Preferred Stock Series C in consideration for $0.3213 per share in the form of the cancellation of shares of common stock and conversion of a note payable of $386,000 to the Company's Chairman and Founder. In connection with the Series F Stock issuance, the Convertible Preferred Stock Series C became Mandatory Redeemable Convertible Preferred Stock.

    During the year ended December 31, 1996, the Company issued 3,108,000 and 2,900,000 shares of Series A Stock and Series B Stock for $1,000,000 and $1,100,000, respectively. During January and February 1997, the Company issued 10,169,492 shares of Series D Stock for approximately $9,000,000. In October and December 1997, the Company issued 1,428,564 and 814,270 shares of Series E Stock at $3.50 and $7.4254 per share, respectively for total cash consideration of $9,750,000 and 20,242 shares of Yahoo! stock valued at approximately $1,300,000 which resulted in the recording of a subscription receivable for approximately $6,000,000 at December 31, 1997. The subscription receivable was collected in January 1998 and the Yahoo! stock was subsequently sold.

    In December 1997, the Company sold 2,552,576 shares of Series F Stock for approximately $19,000,000 which resulted in the recording of a subscription receivable at December 31, 1997. The subscription receivable was collected in January 1998.

Rights of Preferred Stock as of December 31, 1997

                                                                               DIVIDEND    LIQUIDATION  REDEMPTION
                                                                              PREFERENCE   PREFERENCE   PREFERENCE
                                                                              -----------  -----------  -----------
Series A Stock..............................................................   $  0.0225    $  0.3218    $  0.3218
Series B Stock..............................................................   $  0.0275    $  0.3793    $  0.3793
Series C Stock..............................................................   $  --       $    0.3213  $    0.3213
Series D Stock..............................................................  $     0.0625 $    0.885   $    0.885
Series E Stock..............................................................  $     0.245  $    3.50    $    3.50
Series F Stock..............................................................  $     0.5195 $    7.4254  $    7.4254

                                   GEOCITIES

8. CAPITALIZATION: (CONTINUED)
    The shares of Series E Stock sold in December 1997 (814,270 shares at $7.4254 per share) have a redemption preference of $3.50 per share. The proceeds received in excess of the redemption preference ($3,196,000) have been recorded as additional paid-in capital.

    As of December 31, 1997, the holders of Series A through F Stock may, at their option, on each of January 1, 2001, January 1, 2002 and January 1, 2003, require the Company to redeem shares equal to one-third of the total number of shares of all Preferred Stock outstanding as of January 1, 2001. Any shares of Preferred Stock to be redeemed shall be redeemed ratably among all holders of Preferred Stock, based upon the respective redemption price of such shares. Additionally, the holders of not less than 80% of the Preferred Stock then outstanding, voting as a single class, may, at any time on or after December 31, 1998, require the Company to redeem all of the shares of Preferred Stock in the event that the Company has not by such time consummated (i) a "Qualified Public Offering" of its securities (as defined in the Certificate of Incorporation), or
(ii) a sale of the Company that meets certain requirements.

    Each share of Series A through F Stock shall be converted into common stock automatically upon the closing of the sale of the Company's securities in a firm commitment underwritten public offering from which the Company receives gross proceeds of not less than $20,000,000 and which is a Qualified Public Offering as defined in the Certificate of Incorporation.

    At December 31, 1997, the Company had reserved approximately 22,230,000 shares of common stock for the future conversion of the Series A through F Stock.

    WARRANTS

    In connection with the Series D Preferred Stock issuance, the Company issued a warrant to a bank to purchase 64,972 of the Company's Series D Preferred Stock at $0.885 per share, exercisable at any time prior to January 12, 2002. On December 31, 1997, the bank converted this warrant (on a net basis), and the Company issued 57,226 shares of Series D Preferred Stock. The Bank immediately sold these shares in connection with the Series E and F Preferred Stock issuances. Also see Notes 6 and 10 of Notes to Financial Statements for a warrant issued in connection with a line of credit, and options issued to a Series D Preferred stockholder and others pursuant to stock option agreements.

                                   GEOCITIES

9. INCOME TAXES:

    The primary components of temporary differences which gave rise to deferred taxes at December 31 are:

                                                                                          1996           1997
                                                                                      -------------  -------------
Deferred tax assets:
  Net operating loss carryforwards..................................................  $   1,423,000  $   4,639,000
  Bad debt expense..................................................................             --         40,000
  Accrued expenses..................................................................          7,000        321,000
  Other.............................................................................             --          1,000
                                                                                      -------------  -------------
    Total deferred tax assets.......................................................      1,430,000      5,001,000
  Valuation allowance...............................................................     (1,401,000)    (4,958,000)
                                                                                      -------------  -------------
    Net deferred tax assets.........................................................         29,000         43,000
                                                                                      -------------  -------------
Deferred tax liabilities:
  Depreciation and amortization.....................................................        (29,000)       (43,000)
                                                                                      -------------  -------------
    Total deferred tax liabilities..................................................        (29,000)       (43,000)
                                                                                      -------------  -------------
    Net.............................................................................  $          --  $          --
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    As a result of the Company's loss history, management believes a valuation allowance for the entire net deferred tax assets, after considering deferred tax liabilities, is required. The change in the valuation allowance was an increase of $3,557,000 in 1997. As of December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $11,250,000 and $10,650,000, respectively. Federal and state net operating loss expirations begin in 2010 and 2002, respectively. Due to changes in ownership (see Note 8), the Company will be limited in the annual utilization of its net operating loss carryforwards.

10. STOCK OPTIONS:

    From inception through December 31, 1997, the Company has been authorized to and has granted a total of 5,555,000 options to purchase its common stock; in April and May 1998, the Board of Directors approved an increase in the total number of shares issuable under the plan by 2,233,000 and 600,000, respectively, increasing the total available to 8,388,000 at June 30, 1998.

    In 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"), which provides for issuance of both non-statutory and incentive stock options to employees, officers, directors and consultants of the Company. Incentive stock options may be granted at no less than 100% of the fair market value of the Company's common stock on the date of grant as determined by the Board of Directors (110% if granted to an employee who owns 10% or more of the common stock). Options granted to date generally vest ratably over a four-year period from the date of grant and are generally exercisable for a period of no longer than seven years from the date of grant (five years if granted to an individual who owns 10% or more of the common stock). In the event option holders cease to be employed by the Company, all unvested options are forfeited and, provided that the employee's employment has not been terminated for cause, all vested options may be exercised within a period of up to 90 days after termination; the Company and the Company's preferred stockholders have rights to repurchase any shares purchased through the exercise of an option.

                                   GEOCITIES

10. STOCK OPTIONS: (CONTINUED)
    In connection with its Series D stock offering in early 1997, the Company granted options to purchase 1,000,000 shares of its common stock at an exercise price of $0.885 per share to CMG@Ventures; these options vested immediately and are exercisable by January 13, 2004. The exercise price was in excess of the then estimated fair market value of a common share. The Company has no obligation to repurchase the option from CMG@Ventures. At that time, the Company also granted an option to purchase 1,000,000 shares of its common stock at an exercise price of $0.885 per share to certain officers, directors and consultants to the Company. These options generally vest over a four year period from the date of grant and are generally exercisable by January 13, 2004. In certain circumstances, the vesting of these options may accelerate, and there are certain participation rights in the event of a liquidation.

    A summary of the status of the Company's stock options, as of December 31, 1996 and 1997, and the changes during the years ended on those dates is presented below:

                                                                            1996                     1997
                                                                   -----------------------  -----------------------
                                                                                WEIGHTED-                WEIGHTED-
                                                                                 AVERAGE                  AVERAGE
                                                                                EXERCISE                 EXERCISE
                                                                     SHARES       PRICE       SHARES       PRICE
                                                                   ----------  -----------  ----------  -----------
Outstanding at beginning of year.................................     777,000   $    0.01    1,113,000   $    0.16
  Granted--price equals fair value...............................     364,000   $    0.25    2,648,000   $    0.74
  Granted--less than fair value..................................          --          --    1,307,000   $    0.81
  Exercised......................................................          --          --      (25,000)  $    0.25
  Canceled.......................................................     (28,000)  $    0.25     (438,000)  $    0.35
                                                                   ----------               ----------
Outstanding at year-end..........................................   1,113,000   $    0.16    4,605,000   $    0.66
                                                                   ----------               ----------
                                                                   ----------               ----------
Options exercisable at year-end..................................                            1,939,000   $    0.52
Options available for future grant...............................                              925,000

    At December 31, 1997, the Company had reserved a total of 5,530,000 shares of common stock for issuance to its stock option holders.

    In connection with its grants of options, the Company has recognized unearned deferred compensation expense of $684,000 for the year ended December 31, 1997. This amount will be amortized over the vesting periods ranging from 48 to 72 months from the date of grant; $24,000 was expensed during the year ended December 31, 1997.

                                   GEOCITIES

10. STOCK OPTIONS: (CONTINUED)
    The following table summarizes information about stock options outstanding at December 31, 1997:

                                                               OPTIONS OUTSTANDING
                                                    -----------------------------------------    OPTIONS EXERCISABLE
                                                                    WEIGHTED                   ------------------------
                                                                     AVERAGE       WEIGHTED-                 WEIGHTED-
                                                                    REMAINING       AVERAGE                   AVERAGE
                                                      NUMBER       CONTRACTUAL     EXERCISE      NUMBER      EXERCISE
             RANGE OF EXERCISE PRICE                OUTSTANDING       LIFE           PRICE     OUTSTANDING     PRICE
--------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
                      $0.01                            777,000           5.00      $    0.01      777,000    $    0.01
                   $0.25--$0.44                        744,000           6.14      $    0.32       47,000    $    0.26
                   $0.75--$1.25                      3,084,000           6.29      $    0.88    1,115,000    $    0.89
                                                    -----------                                -----------
                                                     4,605,000                                  1,939,000
                                                    -----------                                -----------
                                                    -----------                                -----------

    The fair value of options granted during 1995, 1996 and 1997 is estimated as $0, $12,000 and $993,000, respectively, on the dates of grants using the minimum value method with the following assumptions: (i) dividend yield of 0%, (ii) expected volatility of 0%, (iii) weighted-average risk-free interest rate ranging from 6.04% to 6.8% for 1996 and 5.8% to 6.5% for 1997 and (iv) weighted-average expected life of five years for 1996 and 1997, and (v) assumed forfeiture rate of 10% for 1996 and 1997.

    The Company applies APB No. 25 in accounting for its stock options granted to employees and accordingly, no compensation expense has been recognized in the financial statements (except for those options issued with exercise prices at less than fair market value at date of grant). Had the Company determined compensation expense based on the fair value at the grant date for its stock options issued to employees under SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amounts indicated below:

                                                                            1995          1996           1997
                                                                         -----------  -------------  -------------
Net loss applicable to common stockholders.............     As reported  $  (482,000) $  (3,111,000) $  (9,735,000)
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------
                                                              Pro forma  $  (482,000) $  (3,111,000) $  (9,782,000)
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------
Basic net loss per share applicable to common
  stockholders.........................................     As reported  $     (0.11) $       (1.19) $       (3.72)
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------
                                                              Pro forma  $     (0.11) $       (1.19) $       (3.73)
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------

    Pro forma net loss reflects compensation expense under SFAS No. 123 only for options granted for the years ended December 31, 1997, 1996 and 1995. The insignificant impact of applying SFAS No. 123 is not indicative of future amounts.

11. RETIREMENT PLAN

    Effective July, 1997, the Company established a qualified 401(k) Profit Sharing Plan (the "Plan") available to all employees who meet the Plan's eligibility requirements. Employees may elect to contribute from 1% to 18% of their eligible earnings to the Plan. This defined contribution plan provides that the Company will, at its discretion, make contributions to the Plan on a periodic basis.

                                   GEOCITIES

10. STOCK OPTIONS: (CONTINUED)
Additionally, the employer may match 33 1/3% of the first 6% of the employees' contributions, which amounts vest over five years. Terminations and forfeitures from the Plan are allocated to Plan participants at year-end. The Company made contributions to the Plan of approximately $10,000 in 1997.

12. SUBSEQUENT EVENTS (UNAUDITED):

    In July 1998, the Company entered into an agreement to buy certain Web-page development technology for a total consideration of up to $1.45 million including $850,000 in cash and $455,000 in Common Stock, valued at the price of the Common Stock upon the consummation of the Company's Initial Public Offering. The final payment of $145,000 may be in cash or Common Stock. This transaction is expected to be completed in August 1998, and is not material to the financial position, results of operations and cash flows of the Company.

    In July 1998, the Board adopted the 1998 Stock Incentive Plan and Employee Stock Purchase Plan and reserved an additional 2,600,000 shares of Common Stock for issuance thereunder.

    In July 1998, the Company signed a lease for approximately 24,000 square feet to relocate its corporate headquarters. Monthly lease payments will be $23,700 commencing September 1, 1998.

(c) Exhibits

      23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GEOCITIES

Date: February 25, 1999                           /s/ STEPHEN L. HANSEN
                                                  -------------------------------------------
                                                  Stephen L. Hansen
                                                  Chief Financial Officer and
                                                  Chief Operating Officer

                                 EXHIBIT INDEX

  NUMBER     DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
    23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants